Exhibit 99.1

Trupanion Reports Fourth Quarter & Full Year 2023 Results
Subscription revenue growth accelerated while margins continued to expand sequentially
SEATTLE, WA. February 15, 2024 -- Trupanion, Inc. (Nasdaq: TRUP), the leading provider of medical insurance for cats and dogs, today announced financial results for the fourth quarter and full year ended December 31, 2023. The financial results are preliminary and subject to completion of the Company's audit as described below.

“I am pleased that Q4 showed continued improvement in our financial metrics,” said Darryl Rawlings, CEO and Chair of the Board. “The combination of accelerated subscription revenue growth, continued margin expansion and efficient acquisition spend drove another quarter of positive free cash flow.”
Fourth Quarter 2023 Financial and Business Highlights
•Total revenue was $295.9 million, an increase of 20% compared to the fourth quarter of 2022.
•Total enrolled pets (including pets from our other business segment) was 1,714,473 at December 31, 2023, an increase of 12% over December 31, 2022.
•Subscription business revenue was $191.5 million, an increase of 21% compared to the fourth quarter of 2022.
•Subscription enrolled pets was 991,426 at December 31, 2023, an increase of 14% over December 31, 2022.
•Net loss was $(2.2) million, or $(0.05) per basic and diluted share, compared to net loss of $(9.3) million, or $(0.23) per basic and diluted share, in the fourth quarter of 2022.
•Adjusted EBITDA was $8.5 million, compared to adjusted EBITDA of $2.2 million in the fourth quarter of 2022.
•Operating cash flow was $17.5 million and free cash flow was $13.5 million in the fourth quarter of 2023. This compared to operating cash flow of $1.0 million and free cash flow of $(4.5) million in the fourth quarter of 2022.

Full Year 2023 Financial and Business Highlights
•Total revenue was $1.1 billion, an increase of 22% compared to 2022.
•Subscription business revenue was $712.9 million, an increase of 19% compared to 2022.

•Net loss was $(44.7) million, or $(1.08) per basic and diluted share, compared to net loss of $(44.7) million, or $(1.10) per basic and diluted share, in 2022.
•Adjusted EBITDA was $6.4 million, compared to adjusted EBITDA of $0.7 million in 2022.
•Operating cash flow was $18.6 million and free cash flow was $0.4 million in 2023. This compared to operating cash flow of $(8.0) million and free cash flow of $(25.1) million in 2022.
•At December 31, 2023, the Company held $277.2 million in cash and short-term investments, including $46.6 million held outside the insurance entities, with an additional $15 million available under its credit facility.
•The Company maintained $241.3 million of capital surplus at its insurance subsidiaries. This was $64.1 million more than the estimated risk-based capital requirement of $177.2 million.

Annual Report on Form 10-K
While the Company is still completing its assessment of the effectiveness of its internal controls over financial reporting in its upcoming fiscal 2023 Annual Report on Form 10-K, the Company expects to report two material weaknesses in internal controls. The first material weakness relates to information technology controls, primarily in the areas of user access and program change-management over certain information technology systems.

The second material weakness relates to internal controls over financial reporting, pertaining to the Company's Other Business segment. The 2023 audit remains open, and the Company is working with its auditors to complete the process. As a result, the Company's financial results for the fourth quarter and full year 2023 are preliminary and subject to the completion of the audit. Efforts to remediate these material weaknesses are underway. The Company expects to provide additional details about the material weaknesses, including its remediation efforts, in its Annual Report on Form 10-K.

Conference Call
Trupanion’s management will host a conference call today to review its fourth quarter and full year 2023 results. The call is scheduled to begin shortly after 1:30 p.m. PT/ 4:30 p.m. ET. A live webcast will be accessible through the Investor Relations section of Trupanion’s website at https://investors.trupanion.com/ and will be archived online for 3 months upon completion of the conference call. Participants can access the conference call by dialing 1-877-300-8521 (United States) or 1-412-317-6026 (International). A telephonic replay of the call will also be available after the completion of the call, by dialing 1-844-512-2921 (United States) or 1-412-317-6671 (International) and entering the replay pin number: 10182458.

About Trupanion
Trupanion is a leader in medical insurance for cats and dogs throughout the United States, Canada, Europe, Puerto Rico and Australia with over 990,000 pets enrolled. For over two decades, Trupanion has given pet owners peace of mind so they can focus on their pet's recovery, not financial stress. Trupanion is committed to providing pet owners with the highest value in pet medical insurance with unlimited payouts for the life of their pets. With its patented process, Trupanion is the only North American provider with the technology to pay veterinarians directly in seconds at the time of checkout. Trupanion is listed on NASDAQ under the symbol "TRUP". The company was founded in 2000 and is headquartered in Seattle, WA. Trupanion policies are issued, in the United States, by its wholly-owned insurance entity American Pet Insurance Company and, in Canada, by Omega General Insurance Company. Trupanion Australia is a partnership between Trupanion and Hollard Insurance Company. For more information, please visit trupanion.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to, among other things, expectations, plans, prospects and financial results for Trupanion, including, but not limited to, its expectations regarding its ability to continue to grow its enrollments and revenue, its ability to remediate the material weaknesses in internal control over financial reporting and the timing thereof, its' ability to complete its 2023 annual audit and timely file its Form 10-K, and otherwise execute its business plan. These forward-looking statements are based upon the current expectations and beliefs of Trupanion’s management as of the date of this press release, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. All forward-looking statements made in this press release are based on information available to Trupanion as of the date hereof, and Trupanion has no obligation to update these forward-looking statements.

In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the ability to achieve or maintain profitability and/or appropriate levels of cash flow in future periods; the ability to keep growing our membership base and revenue; the accuracy of assumptions used in determining appropriate member acquisition expenditures; the severity and frequency of claims; the ability to maintain high retention rates; the accuracy of assumptions used in pricing medical plan subscriptions and the ability to accurately estimate the impact of new products or offerings on claims frequency; actual claims expense exceeding estimates; regulatory and other constraints on the ability to institute, or the decision to otherwise delay, pricing modifications in response to changes in actual or estimated claims expense; the effectiveness and statutory or regulatory compliance of our Territory Partner model and of our Territory Partners, veterinarians and other third parties in recommending medical plan subscriptions to potential members; the ability to retain existing Territory Partners and increase the number of Territory Partners and active hospitals; compliance by us and those referring us members with laws and regulations that apply to our business, including the sale of a pet medical plan; the ability to maintain the security of our data; fluctuations in the Canadian currency exchange rate; the ability to protect our proprietary and member information; the ability to maintain our culture and team; the ability to maintain the requisite amount of risk-based capital; our ability to implement and maintain effective controls, including to remediate material weaknesses in internal controls over financial reporting; the ability to complete its 2023 annual audit and timely file its Form 10-K, the ability to protect and enforce Trupanion’s intellectual property rights; the ability to successfully implement our alliance with Aflac; the ability to continue key contractual relationships with third parties; third-party claims including litigation and regulatory actions; the ability to recognize benefits from investments in new solutions and enhancements to Trupanion’s technology platform and website; and our ability to retain key personnel.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the Securities and Exchange Commission (SEC), including but not limited to, Trupanion’s Annual Report on Form 10-K for the year ended December 31, 2022 and any subsequently filed reports on Forms 10-Q, 10-K and 8-K. All documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system at https://www.sec.gov or the Investor Relations section of Trupanion’s website at https://investors.trupanion.com.

Non-GAAP Financial Measures
Trupanion’s stated results may include certain non-GAAP financial measures. These non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry as other companies in its industry may calculate or use non-GAAP financial measures differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Trupanion’s reported financial results. The presentation and utilization of non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Trupanion urges its investors to review the reconciliation of its non-GAAP financial measures to the most directly comparable GAAP financial measures in its consolidated financial statements, and not to rely on any single financial or operating measure to evaluate its business. These reconciliations are included below and on Trupanion’s Investor Relations website.

Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, Trupanion believes that providing various non-GAAP financial measures that exclude stock-based compensation expense and depreciation and amortization expense allows for more meaningful comparisons between its operating results from period to period. Trupanion offsets new pet acquisition expense with sign-up fee revenue in the calculation of net acquisition cost because it collects sign-up fee revenue from new members at the time of enrollment and considers it to be an offset to a portion of Trupanion’s new pet acquisition expense. Trupanion believes this allows it to calculate and present financial measures in a consistent manner across periods. Trupanion’s management believes that the non-GAAP financial measures and the related financial measures derived from them are important tools for financial and operational decision-making and for evaluating operating results over different periods of time.

Trupanion, Inc. Consolidated Statements of Operations (in thousands, except share data)
	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(unaudited)		(unaudited)
Revenue:
Subscription business	$191,537	$158,562	$712,906	$596,610
Other business	104,320	87,447	395,699	308,569
Total revenue	295,857	246,009	1,108,605	905,179
Cost of revenue:
Subscription business(1)	158,631	131,823	613,686	497,684
Other business	97,162	80,537	363,903	285,310
Total cost of revenue(2)	255,793	212,360	977,589	782,994
Operating expenses:
Technology and development(1)	5,969	6,955	21,403	25,133
General and administrative(1)	13,390	10,472	60,207	39,379
New pet acquisition expense(1)	17,189	22,457	77,372	89,500
Depreciation and amortization	3,029	2,897	12,474	10,921
Total operating expenses	39,577	42,781	171,456	164,933
Gain (loss) from investment in joint venture	(79)	(85)	(219)	(253)
Operating loss	408	(9,217)	(40,659)	(43,001)
Interest expense	3,697	1,587	12,077	4,267
Other income, net	(1,256)	(1,504)	(7,701)	(3,072)
Loss before income taxes	(2,033)	(9,300)	(45,035)	(44,196)
Income tax expense (benefit)	130	(15)	(342)	476
Net loss	$(2,163)	$(9,285)	$(44,693)	$(44,672)

Net loss per share:
Basic and diluted	$(0.05)	$(0.23)	$(1.08)	$(1.10)
Weighted average shares of common stock outstanding:
Basic and diluted	41,716,527	40,936,507	41,436,882	40,765,355

(1)Includes stock-based compensation expense as follows:	Three Months Ended December 31,		Year Ended December 31,

	2023	2022	2023	2022
Cost of revenue	$1,478	$1,346	$5,279	$6,484
Technology and development	861	1,549	2,846	4,742
General and administrative	3,269	3,550	17,717	12,831
New pet acquisition expense	1,693	2,122	7,319	9,336
Total stock-based compensation expense	$7,301	$8,567	$33,161	$33,393

(2)The breakout of cost of revenue between veterinary invoice expense and other cost of revenue is as follows:
	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Veterinary invoice expense	$217,739	$176,083	$831,055	$649,737
Other cost of revenue	38,054	36,277	146,534	133,257
Total cost of revenue	$255,793	$212,360	$977,589	$782,994

Trupanion, Inc. Consolidated Balance Sheets (in thousands, except share data)
	December 31, 2023	December 31, 2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$147,501	$65,605
Short-term investments	129,667	156,804
Accounts and other receivables, net of allowance for doubtful accounts of $1,085 at December 31, 2023 and $540 at December 31, 2022	267,899	232,439
Prepaid expenses and other assets	17,022	14,248
Total current assets	562,089	469,096
Restricted cash	22,963	19,032
Long-term investments	12,866	7,841
Property, equipment and internal-use software, net	103,650	90,701
Intangible assets, net	18,745	24,031
Other long-term assets	18,922	18,943
Goodwill	43,713	41,983
Total assets	$782,948	$671,627
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$10,505	$9,471
Accrued liabilities and other current liabilities	34,052	32,616
Reserve for veterinary invoices	63,238	43,734
Deferred revenue	235,329	202,692
Long-term debt - current portion	1,350	1,103
Total current liabilities	344,474	289,616
Long-term debt	127,580	68,354
Deferred tax liabilities	2,685	3,392
Other liabilities	4,487	4,968
Total liabilities	479,226	366,330
Stockholders’ equity:
Common stock: $0.00001 par value per share, 100,000,000 shares authorized; 42,887,052 and 41,858,866 issued and outstanding at December 31, 2023; 42,041,344 and 41,013,158 shares issued and outstanding at December 31, 2022	—	—
Preferred stock: $0.00001 par value per share, 10,000,000 shares authorized; no shares issued and outstanding	—	—
Additional paid-in capital	536,108	499,694
Accumulated other comprehensive loss	403	(6,301)
Accumulated deficit	(216,255)	(171,562)
Treasury stock, at cost: 1,028,186 shares at December 31, 2023 and December 31, 2022	(16,534)	(16,534)
Total stockholders’ equity	303,722	305,297
Total liabilities and stockholders’ equity	$782,948	$671,627

Trupanion, Inc. Consolidated Statements of Cash Flows (in thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(unaudited)		(unaudited)
Operating activities
Net loss	$(2,163)	$(9,285)	$(44,693)	$(44,672)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization	3,029	2,897	12,474	10,921
Stock-based compensation expense	7,301	8,567	33,161	33,393
Other, net	2,481	1,023	1,347	1,051
Changes in operating assets and liabilities:
Accounts and other receivables	10,153	(8,034)	(35,440)	(66,982)
Prepaid expenses and other assets	854	(807)	(1,907)	(5,227)
Accounts payable, accrued liabilities, and other liabilities	5,476	2,388	1,644	3,136
Reserve for veterinary invoices	1,788	4,164	19,485	4,227
Deferred revenue	(11,412)	106	32,567	56,153
Net cash provided by (used in) operating activities	17,507	1,019	18,638	(8,000)
Investing activities
Purchases of investment securities	(56,547)	(147,346)	(165,936)	(273,006)
Maturities and sales of investment securities	42,905	134,718	190,270	239,210
Cash paid in business acquisition, net of cash acquired	—	(12,279)	—	(15,034)
Purchases of property, equipment, and internal-use software	(3,970)	(5,478)	(18,280)	(17,088)
Other	165	(167)	1,585	(1,598)
Net cash provided by (used in) investing activities	(17,447)	(30,552)	7,639	(67,516)
Financing activities
Proceeds from debt financing, net of financing fees	—	14,826	60,102	69,138
Repayment of debt financing	(337)	(271)	(1,717)	(571)
Repurchases of common stock	—	—	—	(5,755)
Proceeds from exercise of stock options	1,374	706	2,655	2,290
Shares withheld to satisfy tax withholding	(240)	(579)	(1,536)	(4,359)
Other	(228)	—	(378)	—
Net cash provided by (used in) financing activities	569	14,682	59,126	60,743
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash, net	1,254	505	424	(1,459)
Net change in cash, cash equivalents, and restricted cash	1,883	(14,346)	85,827	(16,232)
Cash, cash equivalents, and restricted cash at beginning of period	168,581	98,983	84,637	100,869
Cash, cash equivalents, and restricted cash at end of period	$170,464	$84,637	$170,464	$84,637

The following tables set forth our key operating metrics:

	Year Ended December 31,
	2023	2022
Total Business:
Total pets enrolled (at period end)	1,714,473	1,537,573
Subscription Business:
Total subscription pets enrolled (at period end)	991,426	869,862
Monthly average revenue per pet	$65.26	$63.82
Lifetime value of a pet, including fixed expenses	$419	$641
Average pet acquisition cost (PAC)	$228	$289
Average monthly retention	98.49%	98.69%

	Three Months Ended
	Dec. 31, 2023	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022	Jun. 30, 2022	Mar. 31, 2022
Total Business:
Total pets enrolled (at period end)	1,714,473	1,712,177	1,679,659	1,616,865	1,537,573	1,439,605	1,348,145	1,267,253
Subscription Business:
Total subscription pets enrolled (at period end)	991,426	969,322	943,958	906,369	869,862	808,077	770,318	736,691
Monthly average revenue per pet	$67.07	$65.82	$64.41	$63.58	$63.11	$63.80	$64.26	$64.21
Lifetime value of a pet, including fixed expenses	$419	$428	$470	$541	$641	$673	$713	$730
Average pet acquisition cost (PAC)	$217	$212	$236	$247	$283	$268	$309	$301
Average monthly retention	98.49%	98.55%	98.61%	98.65%	98.69%	98.71%	98.74%	98.75%

The following table reflects the reconciliation of cash provided by operating activities to free cash flow (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net cash provided by (used in) operating activities	$17,507	$1,019	$18,638	$(8,000)
Purchases of property, equipment, and internal-use software	(3,970)	(5,478)	(18,280)	(17,088)
Free cash flow	$13,537	$(4,459)	$358	$(25,088)

The following tables reflect the reconciliation between GAAP and non-GAAP measures (in thousands except percentages):
	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Veterinary invoice expense	$217,739	$176,083	$831,055	$649,737
Less:
Stock-based compensation expense[1]	(885)	(899)	(3,450)	(4,054)
Other business cost of paying veterinary invoices	(77,572)	(59,946)	(287,858)	(212,857)
Subscription cost of paying veterinary invoices (non-GAAP)	$139,282	$115,238	$539,747	$432,826
% of subscription revenue	72.7%	72.7%	75.7%	72.5%

Other cost of revenue	$38,054	$36,277	$146,534	$133,257
Less:
Stock-based compensation expense[1]	(386)	(414)	(1,544)	(2,232)
Other business variable expenses	(19,301)	(20,591)	(75,756)	(72,453)
Subscription variable expenses (non-GAAP)	$18,367	$15,272	$69,234	$58,572
% of subscription revenue	9.6%	9.6%	9.7%	9.8%

Technology and development expense	$5,969	$6,955	$21,403	$25,133
General and administrative expense	13,390	10,472	60,207	39,379
Less:
Stock-based compensation expense[1]	(3,797)	(5,019)	(19,869)	(17,135)
Non-recurring transaction or restructuring expenses[2]	—	(193)	(4,175)	(372)
Development expenses[3]	(1,683)	(2,084)	(5,100)	(7,789)
Fixed expenses (non-GAAP)	$13,879	$10,131	$52,466	$39,216
% of total revenue	4.7%	4.1%	4.7%	4.3%

New pet acquisition expense	$17,189	$22,457	$77,372	$89,500
Less:
Stock-based compensation expense[1]	(1,567)	(2,079)	(7,000)	(9,116)
Other business pet acquisition expense	(77)	(65)	(200)	(541)
Subscription acquisition cost (non-GAAP)	$15,545	$20,313	$70,172	$79,843
% of subscription revenue	8.1%	12.8%	9.8%	13.4%

[1]Trupanion employees may elect to take restricted stock units in lieu of cash payment for their bonuses. We account for such expense as stock-based compensation according to GAAP, but we do not include it in any non-GAAP adjustments. Stock-based compensation associated with bonuses was approximately $0.7 million and $1.3 million for the three months and year ended December 31, 2023, respectively.

[2]Consists of business acquisition transaction expenses, severance and legal costs due to certain executives' departures, and a $3.8 million non-recurring settlement of accounts receivable in the first quarter of 2023 related to uncollected premiums in connection with the transition of underwriting a third-party business to other insurers.

3As we enter the next phase of our growth, we expect to invest in initiatives that are pre-revenue, including adding new products and international expansion. These development expenses are costs related to product exploration and development that are pre-revenue and historically have been insignificant. We view these activities as uses of our adjusted operating income separate from pet acquisition spend.

The following tables reflect the reconciliation of GAAP measures to non-GAAP measures (in thousands, except percentages):

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Operating Income, GAAP Basis	$408	$(9,217)	$(40,659)	$(43,001)
Non-GAAP Expense adjustments
Acquisition cost	15,622	20,378	70,372	80,384
Stock-based compensation expense[1]	6,636	8,411	31,864	32,537
Development expenses[3]	1,683	2,084	5,100	7,789
Depreciation and amortization	3,029	2,897	12,474	10,921
Non-recurring transaction or restructuring expenses[2]	—	193	4,175	372
Gain (loss) from investment in joint venture	(79)	(85)	(219)	(253)
Total Adjusted Operating income	$27,457	$24,831	$83,545	$89,255

Subscription Business:
Subscription Operating Income, GAAP Basis	$1,300	$(8,753)	$(35,994)	$(39,757)
Non-GAAP Expense adjustments
Acquisition cost	15,545	20,313	70,172	79,843
Stock-based compensation expense[1]	5,006	6,628	24,488	26,673
Development expenses[3]	1,090	1,343	3,281	5,123
Depreciation and amortization	1,961	1,867	8,021	7,205
Non-recurring transaction or restructuring expenses[2]	—	124	218	241
Subscription Adjusted Operating income	$24,902	$21,522	$70,186	$79,328

Other Business:
Other Business Operating Income, GAAP Basis	$(813)	$(379)	$(4,446)	$(2,992)
Non-GAAP Expense adjustments
Acquisition cost	77	65	200	541
Stock-based compensation expense[1]	1,630	1,783	7,376	5,865
Development expenses[3]	593	741	1,819	2,666
Depreciation and amortization	1,068	1,030	4,453	3,716
Non-recurring transaction or restructuring expenses[2]	—	69	3,957	131
Other Business Adjusted Operating income	$2,555	$3,309	$13,359	$9,927

[1]Trupanion employees may elect to take restricted stock units in lieu of cash payment for their bonuses. We account for such expense as stock-based compensation according to GAAP, but we do not include it in any non-GAAP adjustments. Stock-based compensation associated with bonuses was approximately $0.7 million and $1.3 million for the three months and year ended December 31, 2023, respectively.

[2]Consists of business acquisition transaction expenses, severance and legal costs due to certain executives' departures, and a $3.8 million non-recurring settlement of accounts receivable in the first quarter of 2023 related to uncollected premiums in connection with the transition of underwriting a third-party business to other insurers.

3As we enter the next phase of our growth, we expect to invest in initiatives that are pre-revenue, including adding new products and international expansion. These development expenses are costs related to product exploration and development that are pre-revenue and historically have been insignificant. We view these activities as uses of our adjusted operating income separate from pet acquisition spend.

The following tables reflect the reconciliation of GAAP measures to non-GAAP measures (in thousands, except percentages):

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Subscription revenue	$191,537	$158,562	$712,906	$596,610
Subscription cost of paying veterinary invoices	139,281	115,238	539,746	432,826
Subscription variable expenses	18,367	15,272	69,234	58,572
Subscription fixed expenses*	8,987	6,530	33,740	25,884
Subscription adjusted operating income	$24,902	$21,522	$70,186	$79,328

Other business revenue	$104,320	$87,447	$395,699	$308,569
Other business cost of paying veterinary invoices	77,572	59,946	287,858	212,857
Other business variable expenses	19,301	20,591	75,756	72,453
Other business fixed expenses*	4,892	3,601	18,726	13,332
Other business adjusted operating income	$2,555	$3,309	$13,359	$9,927

Revenue	$295,857	$246,009	$1,108,605	$905,179
Cost of paying veterinary invoices	216,854	175,184	827,605	645,683
Variable expenses	37,668	35,863	144,990	131,025
Fixed expenses*	13,879	10,131	52,466	39,216
Total business adjusted operating income	$27,457	$24,831	$83,545	$89,255

As a percentage of revenue:	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Subscription revenue	100.0%	100.0%	100.0%	100.0%
Subscription cost of paying veterinary invoices	72.7%	72.7%	75.7%	72.5%
Subscription variable expenses	9.6%	9.6%	9.7%	9.8%
Subscription fixed expenses*	4.7%	4.1%	4.7%	4.3%
Subscription adjusted operating income	13.0%	13.6%	9.8%	13.3%

Other business revenue	100.0%	100.0%	100.0%	100.0%
Other business cost of paying veterinary invoices	74.4%	68.6%	72.7%	69.0%
Other business variable expenses	18.5%	23.5%	19.1%	23.5%
Other business fixed expenses*	4.7%	4.1%	4.7%	4.3%
Other business adjusted operating income	2.4%	3.8%	3.4%	3.2%

Revenue	100.0%	100.0%	100.0%	100.0%
Cost of paying veterinary invoices	73.3%	71.2%	74.7%	71.3%
Variable expenses	12.7%	14.6%	13.1%	14.5%
Fixed expenses*	4.7%	4.1%	4.7%	4.3%
Total adjusted operating income	9.3%	10.1%	7.5%	9.9%

*Fixed expenses represent shared services that support both our subscription and other business segments and, as such, are generally allocated to each segment pro-rata based on revenues.

Adjusted operating income is a non-GAAP financial measure that adjusts operating income (loss) to remove the effect of acquisition cost, development expenses, non-recurring transaction or restructuring expenses, and gain (loss) from investment in joint venture. Non-cash items, such as stock-based compensation expense and depreciation and amortization, are also excluded. Acquisition cost, development expenses, gain (loss) from investment in joint venture, stock-based compensation expense, and depreciation and amortization are expected to remain recurring expenses for the foreseeable future, but are excluded from this metric to measure scale in other areas of the business. Management believes acquisition costs primarily represent the cost to acquire new subscribers and are driven by the amount of growth we choose to pursue based primarily on the amount of our adjusted operating income period over period. Accordingly, this measure is not indicative of our core operating income performance. We also exclude development expenses, gain (loss) from investment in joint venture, stock-based compensation expense, and depreciation and amortization because some investors may not view those items as reflective of our core operating income performance.
Management uses adjusted operating income and the margin on adjusted operating income to understand the effects of scale in its non-acquisition cost and development expenses and to plan future advertising expenditures, which are designed to acquire new pets. Management uses this measure as a principal way of understanding the operating performance of its business exclusive of acquisition cost and new product exploration and development initiatives.  Management believes disclosure of this metric provides investors with the same data that the Company employs in assessing its overall operations and that disclosure of this measure may provide useful information regarding the efficiency of our utilization of revenues, return on advertising dollars in the form of new subscribers and future use of available cash to support the continued growth of our business.

The following tables reflect the reconciliation of adjusted EBITDA to net loss (in thousands):

	Year Ended December 31,
	2023	2022
Net loss	$(44,693)	$(44,672)
Excluding:
Stock-based compensation expense	31,864	32,537
Depreciation and amortization expense	12,474	10,921
Interest income	(9,011)	(3,026)
Interest expense	12,077	4,267
Other non-operating expenses	—	(1)
Income tax (benefit) expense	(342)	476
Non-recurring transaction or restructuring expenses	4,175	372
(Gain) loss from equity method investment	(110)	(131)
Adjusted EBITDA	$6,434	$743

	Three Months Ended
	Dec. 31, 2023	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022	Jun. 30, 2022	Mar. 31, 2022
Net loss	$(2,163)	$(4,036)	$(13,714)	$(24,780)	$(9,285)	$(12,914)	$(13,618)	$(8,855)
Excluding:
Stock-based compensation expense	6,636	6,585	6,503	12,140	8,412	8,306	8,462	7,358
Depreciation and amortization expense	3,029	2,990	3,253	3,202	2,897	2,600	2,707	2,717
Interest income	(2,842)	(2,389)	(2,051)	(1,729)	(1,614)	(1,018)	(297)	(97)
Interest expense	3,697	3,053	2,940	2,387	1,587	1,408	1,193	79
Other non-operating expenses	—	—	—	—	—	—	(1)	—
Income tax expense (benefit)	130	(43)	(238)	(191)	(15)	496	19	(24)
Non-recurring transaction or restructuring expenses	—	8	65	4,102	193	179	—	—
(Gain) loss from equity method investment	—	(110)	—	—	—	—	(131)	—
Adjusted EBITDA	$8,487	$6,058	$(3,242)	$(4,869)	$2,175	$(943)	$(1,666)	$1,178

Contacts:

Investors:
Laura Bainbridge
Senior Vice President, Corporate Communications
Investor.Relations@trupanion.com